Exhibit 99.2

OpGen to Acquire AdvanDx, Inc.
-Gains Rapid Molecular Diagnostic Tests and Additional Sales Channels-
-Conference call to begin at 10:00 a.m. Eastern time today-

GAITHERSBURG, Md., (July 14, 2015) -- OpGen, Inc. (Nasdaq:OPGN), has agreed to acquire AdvanDx, Inc., a Woburn, Mass. developer of advanced molecular diagnostic products.  The acquisition will be accounted for as a merger combination. The consummation of the merger provides OpGen with a family of FDA approved and CE marked rapid molecular tests for use with the company's Acuitas® MDRO Gene tests and bioinformatics for multi-drug resistant organisms.
AdvanDx is a market leader in molecular testing of blood cultures. Its QuickFISH™ products are FDA approved and provide 20 minute identification and differentiation of Gram-negative species and other blood pathogens. AdvanDx had gross revenue of approximately $4.8 million in 2014 (based on unaudited financial statements) and has approximately 20 employees. Its facilities are located in Woburn, Mass. and Vedbaek, Denmark.
"The acquisition of AdvanDx strengthens OpGen's portfolio of rapid molecular tests for combating drug resistant infections, while providing additional avenues to sell our Acuitas tests," said Evan Jones, Chairman & CEO. "Combination of the two companies will expand our revenue and customer base and provide rapid testing capabilities to complement our MDRO gene tests. Together we will be able to combine rapid organism ID capabilities with best in class drug resistance testing."
OpGen issued 681,818 shares of OpGen common stock in the merger transaction. Majority stockholders in AdvanDx include SLS Ventures AB, Merck Global Health Innovation Fund (Merck GHI) and LD Pensions.

About AdvanDx
AdvanDx develops advanced molecular diagnostic products for the diagnosis and treatment of life-threatening infections. The company has three product families: PNA FISH, 90-minute pathogen ID; QuickFISH, 20 minute pathogen ID; and XpressFISH, 70 minute mecA resistance ID.  For more information visit www.AdvanDx.com.

About OpGen
OpGen, Inc. is an early commercial-stage company using molecular testing and bioinformatics to assist healthcare providers in combating multi-drug resistant bacterial infections. The company's products and services are designed to enable the rapid identification of hospital patients who are colonized or infected with life-threatening MDROs. The company's products include the Acuitas MDRO Gene Test, CR Elite Test, Resistome Test, Whole Genome Sequence Analysis and the Acuitas Lighthouse MDRO Management System. In addition, the company has more than 10 years of experience mapping microbial, plant and human genomes. Learn more at www.opgen.com.

Conference Call and Webcast
Management will hold a conference call today at 10:00 a.m. Eastern time to discuss recent developments.  The call may be accessed by dialing (888) 883-4599 (domestic) or (484) 653-6821 (international) five minutes prior to the start of the call and providing passcode 85034204. The live, listen-only webcast of the conference call may be accessed by visiting the investors section of the company's website at http://ir.opgen.com.   A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the company's website.

A telephone replay also will be available from 1:00 p.m. Eastern time through July 20, 2015 and may be accessed by dialing (855) 859-2056 from within the U.S. or (404) 537-3406 from outside the U.S.  All listeners should provide passcode 85034204.

Forward-Looking Statements
This press release includes statements relating to the company's Acuitas MDRO Gene Test and Acuitas Lighthouse MDRO Management System and commercialization plans for these products and services. These statements and other statements regarding our future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the successful integration of AdvanDx, the rate of adoption of our products and services by hospitals, the success of our commercialization efforts, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

OpGen
Michael Farmer
Director, Marketing
(240) 813-1284
mfarmer@opgen.com
InvestorRelations@opgen.com

Investors
LHA
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com

Media
Lisa Guiterman
(301) 217-9353
lisa.guiterman@gmail.com